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                                                                     EXHIBIT 5.1




                                        June 7, 1996



Software 2000, Inc.
25 Communications Way
Hyannis,  MA  02601

        Re: Registration Statement on Form S-8 Relating to the 1984 Incentive Stock Option Plan, 1989 Stock Option Plan, 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan (the "Plans") of Software 2000, Inc. (the "Company")

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about June 5, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 7,244,295 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plans (the "Shares").

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Second Restated Articles of Organization, the Second Amended and Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the related Plans according to the terms of any option or purchase right granted thereunder and duly authorized by the Company's Board of Directors or Compensation Committee and/or any related agreements with the Company, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,



                                        TESTA, HURWITZ & THIBEAULT, LLP